Exhibit 10.5


                                     PROXY


         This proxy is given in furtherance of the Loan Agreement and the Promissory Note being executed today among Refac, OptiCare Health Systems, Inc., a Delaware corporation ("OptiCare") and OptiCare Eye Health Centers, Inc., a Connecticut corporation.

         Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership ("Palisade") is the beneficial and record owner of (i) 19,375,000 shares of common stock, par value $0.001 per share, of OptiCare, (ii) (x) 2,880,599.5 shares of OptiCare Series B preferred stock, par value $0.001 per share, and (y) accumulated dividends on such shares of preferred stock convertible into 14,414,043 shares of OptiCare common stock, par value $0.001 per share, (iii) 403,256 shares of OptiCare Series C preferred stock, par value $0.001 per share, and (iv) 252,525 shares of OptiCare Series D preferred stock, par value $0.001 per share ((i)-(iv), together with any other shares of OptiCare common or preferred stock acquired by Palisade after the date hereof, the "Shares"). Palisade owns the Shares free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than the obligations set forth in the Agreement and Plan of Merger, dated as of August 22, 2005, among Refac, OptiCare, OptiCare Merger Sub, Inc., a Delaware corporation (the "Merger Agreement"). Except as set forth in the Merger Agreement, Palisade has the power to vote all Shares without restriction and that no proxies heretofore given in respect of any or all of the Shares are irrevocable and that any such proxies have heretofore been revoked.

         Palisade hereby appoints Refac (the "Grantee") as the sole and exclusive attorney-in-fact and proxy of Palisade, for and in the name, place and stead of Palisade, with full power of substitution and re-substitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, the Shares in the discretion of the Grantee, with respect to any meeting of the stockholders of OptiCare called, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of OptiCare; provided, that the Grantee shall vote the Shares in accordance with the Merger Agreement.

         This proxy may be revoked by Palisade at any time. If not earlier revoked, it shall terminate upon the closing of the merger pursuant to the Merger Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this proxy as of this 1st day of September, 2005.

                     PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

                     By: Palisade Concentrated Holdings, L.L.C., General Partner

                     /s/ Steven E. Berman
                     ----------------------------
                     Name:  Steven E. Berman
                     Title: Member